Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Employee Stock Purchase Plan, 2021 Equity Incentive Plan and 2012 Equity Incentive Plan of ForgeRock, Inc. of our report dated May 14, 2021, with respect to the consolidated financial statements of ForgeRock, Inc. included in the Registration Statement (Form S-1 No. 333-259016) as amended and related Prospectus of ForgeRock, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

September 17, 2021